UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2021

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective September 27, 2021 (the “Effective Date”), the Board of Directors of National CineMedia, Inc. (the “Company”) appointed Ronnie Y. Ng, 42, to serve as the Company’s Chief Financial Officer (“CFO”).
Mr. Ng previously served as the Chief Financial Officer and Head of Corporate Development of Allen Media Group from October of 2018 until September of 2021 where he led the company's finance organization and oversaw multiple large scale acquisitions and the refinancing of the company's capital structure. Before joining Allen Media Group, Mr. Ng served as Vice President in the Fixed Income Group for TCW Group from 2013 to 2018 where he invested in investment grade corporate bonds, high-yield bonds and leveraged loans. Prior to joining TCW Group, Mr. Ng was an investment banker for approximately 10 years. From 2006 to 2012 he was an Executive Director at UBS Investment Bank’s Global Media Group where he managed, advised, and structured various financings and mergers and acquisition transactions. Previously, Mr. Ng held similar investment banking positions from 2003 to 2006 at Deutsche Bank and Houlihan Lokey. Prior to Mr. Ng’s investment banking career, he provided financial and accounting due diligence services for merger and acquisition and financing transactions at Arthur Andersen. Mr. Ng holds a Bachelor of Science degree in finance from the University of Illinois at Urbana-Champaign and was a licensed general securities representative (Series 7) and Uniform Securities Agent (Series 63).
The Company entered into an employment agreement with Mr. Ng (the “Employment Agreement”) dated August 25, 2021. A summary of the material terms and conditions of the Employment Agreement is set forth below.
Employment Term. The term of the Employment Agreement is the Effective Date through September 27, 2024, unless earlier terminated by the Company or Mr. Ng.
Base Salary and Annual Incentive Opportunities. Mr. Ng’s annual salary will be $450,000. Mr. Ng will be eligible to participate in the Company’s annual cash bonus program for senior executive officers, with a target annual bonus equal to 75% of his salary earned as CFO during the applicable period. Mr. Ng will also have the opportunity to receive long-term incentive awards in such amounts and pursuant to the terms as determined by the Company’s Board of Directors. Mr. Ng’s long-term incentive opportunity for the year 2022 will have a grant date fair value of at least $300,000.
Initial Equity Grants. In connection with his appointment, Mr. Ng will receive a one-time equity award issued under the Company’s 2020 Omnibus Incentive Plan, consisting of time-based restricted stock units with a grant date fair value equal to $60,000, performance-based restricted stock units with a grant date fair value equal to $90,000 and stock options with a grant date fair value equal to $150,000 and an exercise price equal to the closing price of the Company’s common stock on the Effective Date. The number of restricted stock units to be granted will be calculated by dividing the aforementioned fair values by the average closing share price of the Company’s common stock as reported on the NASDAQ for the 30 days immediately prior to the grant date. The time-based restricted stock units and stock options are scheduled to vest in three equal installments on each of the first three anniversaries of the grant date. The performance-based restricted stock units are scheduled to vest in one installment on February 26, 2024, subject to the Company’s achievement of certain goals. The time-based and performance-based restricted stock units include the right to receive regular and special cash dividends, if and when the underlying shares vest.
Termination of Employment. If Mr. Ng’s employment is involuntarily terminated by the Company, he will receive an amount equal to 100% of his annual base salary plus 100% of the target bonus, payable in equal installments over a 12-month period. For up to 12 months following any such termination of employment, the Company will pay Mr. Ng an amount equal to 100% of the monthly premium paid by Mr. Ng for COBRA coverage under the Company’s group health and dental plans.
One-Time Relocation Expenses. In connection with his appointment, Mr. Ng will relocate to Colorado, the location of the Company’s headquarters. The Company will reimburse Mr. Ng up to $50,000 for reasonable, customary, and documented moving and relocation expenses incurred on or prior to the six-month anniversary of the Effective Date in connection with his relocation. In the event Mr. Ng terminates his employment with the Company for certain reasons, Mr. Ng will be obligated to repay the Company any expenses previously reimbursed.
The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.
Mr. Ng does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Ng and any other persons pursuant to which Mr. Ng was selected as an officer of the Company. Mr. Ng does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Upon the Effective Date, Thomas F. Lesinski, the Company’s Chief Executive Officer, will no longer serve as the Company’s Interim Principal Financial Officer.

Item 7.01	Regulation FD Disclosure.
On September 27, 2021, the Company issued a press release announcing the appointment of Mr. Ng disclosed under Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated August 25, 2021 between National CineMedia, Inc. and Ronnie Y. Ng.
99.1	Press Release of National CineMedia, Inc. dated September 27, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: September 27, 2021	By:	/s/ Thomas F. Lesinski
Thomas F. Lesinski
Chief Executive Officer